Exhibit 99

            FLORIDA EAST COAST INDUSTRIES REPORTS FOURTH QUARTER AND
                          RECORD FULL-YEAR 2006 RESULTS

        -- Railway and Real Estate Produce Solid Performances in 2006 --

    -- Railway Delivers Improved Fourth Quarter Operating Ratio and Continued
                              Intermodal Growth --

    -- Flagler's Fourth Quarter Rental Revenues Register Double-Digit Growth;
                           Occupancy Levels Improve --

    JACKSONVILLE, Fla., Feb. 15 /PRNewswire-FirstCall/ --

    Railway Results

     -- Fourth quarter 2006 Florida East Coast Railway (Railway) revenues increased 2% to $63.6 million compared to the 2005 fourth quarter. Railway operating profit improved 7% to $17.4 million compared to $16.3 million in the 2005 fourth quarter.

     -- 2006 full-year Railway revenues and operating profit increased 11% and 23%, respectively. 2006 operating profit includes $5.3 million of hurricane recoveries, net of expenses.

    Realty Results

    Operations

     -- Fourth quarter 2006 Flagler Development Group (Flagler) realty rental revenues increased 14% to $25.8 million compared to the 2005 fourth quarter, primarily as a result of increased revenue contributions from new buildings delivered in 2005 and 2006.

     -- Fourth quarter 2006 Flagler realty rental operating profit was $7.6 million compared to $6.8 million in the 2005 comparable period. Realty rental operating profit before depreciation and amortization expense* increased 9% to $15.6 million compared to the fourth quarter 2005.

     -- Fourth quarter 2006 Flagler realty services revenues were $16.0 million as a result of the Codina Group acquisition in April 2006. Realty services operating profit was $1.8 million in the fourth quarter.

     -- 2006 full-year Flagler's realty rental revenues, rental properties operating profit and rental properties operating profit before depreciation and amortization* increased 13%, 17% and 12%, respectively.

    Sales

     --Fourth quarter 2006 realty sales revenues were $1.8 million, compared to $23.4 million in the fourth quarter 2005. Realty sales under contract at December 31, 2006 totaled $7.9 million. Revenues from realty sales were $49.2 million for the full-year 2006.

    * A reconciliation to the most comparable GAAP measures is provided at the end of the release.

    Florida East Coast Industries, Inc. (FECI) (NYSE: FLA) today announced results for the fourth quarter and year ended December 31, 2006.

    Adolfo Henriques, Chairman, President and Chief Executive Officer of Florida East Coast Industries, Inc., stated, "Overall, FECI had a very successful year. Our commercial real estate arm, Flagler Development Group, did an outstanding job and registered double-digit increases in realty rental revenues and operating profit before depreciation and amortization and maintained functionally full occupancy levels. The Railway delivered record revenues and operating profit for the year, despite a slow down in residential construction in Florida during the second half of the year which dampened near-term demand for aggregate. After outperforming expectations in the first half of 2006, second half revenue growth at the Railway slipped as the housing and automotive markets weakened. However, we anticipate aggregate shipments will improve over the longer-term. Given current market conditions, our customers continue to shift their focus from residential projects to commercial and infrastructure opportunities. Decreased shipments from the domestic automotive manufacturers were partially offset by a slight increase in shipments from foreign manufacturers. For the quarter, Railway revenues were up slightly, benefiting primarily from improved pricing. Operating profit increased to $17.4 million from $16.3 million in the 2005 fourth quarter. We continue to believe that long-term fundamentals of the Railway and of the Florida market are strong. In 2007 we expect softness at the Railway in the first half of the year, however, we do expect improving fundamentals in the second half of the year."

    Mr. Henriques added, "Flagler delivered a strong performance during 2006, increasing realty revenues and operating profit before depreciation and amortization and improving occupancy. The Codina acquisition was a highlight as our businesses provided strong results, significant joint venture activity and new construction in the second half of the year. Our strong presence and experience in the South Florida market is yielding significant opportunities, such as entering into a joint venture with TIAA-CREF and shortly after, announcing plans to design and develop Office Depot's new 624,000 square foot global headquarters in Boca Raton, which was the largest build-to-suit lease project in the U.S. during 2006. We will soon begin construction on Burger King's new headquarters, a 248,000 square foot build-to-suit located in Coral Gables, held in partnership with an affiliate of JP Morgan. Flagler's portfolio of Class-A buildings ended the year with an overall occupancy level of 96% as a result of strong tenant retention and solid leasing results. The fundamentals in our real estate business are trending favorably as rental rates continue to improve, demand remains strong and suitable land in many markets remains scarce. Our enhanced business capabilities in light of the Codina acquisition and integration are enabling us to pursue new opportunities that are in-line with market demand, and our pipeline of new construction and leasing activity has never been stronger. We anticipate continued strong results for Flagler during 2007."

    Consolidated Results

    For the 2006 fourth quarter, FECI reported consolidated revenues of $108.3 million, compared to $109.8 million for the fourth quarter 2005. The slight decrease in consolidated revenues relates to lower realty sales revenues partially offset by an increase in realty services revenues from the Codina acquisition. Fourth quarter 2006 realty sales revenues were $1.8 million, compared to $23.4 million in the fourth quarter 2005. FECI reported consolidated fourth quarter 2006 net income of $14.0 million, or $0.40 per diluted share, compared to $20.2 million, or $0.61 per diluted share, for the prior year quarter. The decline in net income was due to a decrease in fourth quarter realty sales partially offset by a $4.8 million gain on the sale of the Company's St. Augustine corporate offices.

    For the full year 2006, FECI reported consolidated revenues of $458.2 million, compared to $362.3 million for 2005. 2006 revenues included realty sales revenues of $49.2 million compared to $33.6 million in 2005 and realty services revenues of $43.1 million as a result of the Codina Group acquisition completed in April 2006 compared to $0.7 million in 2005. FECI reported full year 2006 net income of $63.1 million or $1.83 per diluted share, compared to $49.4 million, or $1.52 per diluted share, in the prior year.

    Railway Fourth Quarter Results

     - Railway revenues in the fourth quarter 2006 increased $1.1 million to $63.6 million from $62.5 million in the prior year period, reflecting improved pricing (which includes higher fuel surcharges), partially offset by decreased carload volume. Fourth quarter 2006 revenues include $5.4 million of fuel surcharges, an increase of $0.5 million over the prior year's quarter. 2005 fourth quarter revenues and operating profit were impacted by Hurricane Wilma which resulted in 14 days of limited rail service.

     - Total carload revenues were down 2.2% to $31.8 million, compared to the 2005 fourth quarter, as a result of a 6.3% decrease in volume partially offset by improved pricing. The overall decline is primarily due to reduced aggregate volumes, reflecting softness in the residential construction market in Florida, and the reduced flow of vehicle traffic from domestic manufacturers. Aggregate volumes and revenues were down 2.8% and 1.0%, respectively. Vehicle revenues decreased $0.3 million, due to a decline in domestic vehicle shipments, which was partially offset by an increase in shipments of foreign manufacturers' vehicles and improved pricing.

     - Intermodal revenues (which include drayage) increased 9.0% compared to the prior year period, marking its fourteenth consecutive quarter of revenue growth, reflecting improved pricing and higher volumes, due to increased local business from the motor carrier, international and retail segments.

     - Railway operating profit increased 6.9% to $17.4 million in the fourth quarter 2006 versus $16.3 million in the fourth quarter of 2005. The Railway's operating ratio for the 2006 fourth quarter was 72.7%, compared to 74.0% in the 2005 fourth quarter. 2005 fourth quarter revenues and operating profit were impacted by Hurricane Wilma which resulted in 14 days of limited rail service.

    Realty Fourth Quarter Results

    Rental Portfolio Results

     - Realty rental revenues increased 13.9% to $25.8 million for the fourth quarter 2006 versus $22.7 million in the fourth quarter of 2005. The increased revenues resulted from buildings delivered in 2005 and 2006 ($2.4 million) and "same store" properties ($0.7 million).

     - Realty rental operating profit for the fourth quarter 2006 was $7.6 million, compared to $6.8 million in the 2005 comparable period. Realty rental operating profit before depreciation and amortization expense for the quarter increased 9.0% to $15.6 million, compared to $14.3 million in the fourth quarter 2005 due to buildings delivered in 2005 and 2006 ($1.3 million).

     - Flagler's overall occupancy rate at the end of the fourth quarter improved to 96%, compared to 95% at the end of the fourth quarter 2005 and 94% at the end of the third quarter 2006.

     - "Same store" occupancy improved slightly to 96% at the end of the fourth quarter, compared to 95% at the end of the fourth quarter 2005 and the third quarter 2006.

    Realty Services Results

     - Fourth quarter 2006 realty services revenues, which includes construction, brokerage, property management and development activities, were $16.0 million as a result of the Codina Group acquisition in April 2006. There were $0.2 million of services revenues in the 2005 fourth quarter. Realty services operating profit was $1.8 million in the fourth quarter of 2006.

    Land & Overhead Expense

       - Flagler's land and overhead expense increased $4.4 million to $8.3 million in the fourth quarter of 2006 due primarily to increased land carry costs and overhead resulting from the Codina acquisition.

    Development, Leasing and Sales Activity

    At quarter end, Flagler had 14 projects in the lease-up and construction stages totaling 2,337,316 square feet (485,428 square feet in the lease-up stage and 1,851,888 square feet in the construction stage), and 13 projects totaling 1,918,211 square feet in pre-development.

     - On October 17, 2006, we announced the commencement of construction of Building 1200 in Flagler Station, an 118,296 square foot, four-story, Class-A office building which is expected to be completed in mid-2007. The occupancy rate of existing stabilized buildings at Flagler Station in Miami, is 99%.

     - On October 25, 2006, we announced plans to begin construction on Lakeside Three, which is expected to be completed in September 2007. Lakeside Four and Two at Flagler Center in Jacksonville are both 100% leased. All three of these Class-A office buildings are approximately 112,000 square feet.

     - Property under sale contracts at December 31, 2006 totaled $7.9 million. 2006 realty sale proceeds were $59.2 million, which includes the sale of the St. Augustine headquarters buildings (shown as Gain on Sale of Asset of $4.8 million).

    Joint Venture Activity

     - On November 1, 2006, Flagler announced the pre-sale of 6 industrial condos currently under construction in Beacon Village at Beacon Lakes, and the start of a second 8-unit building. The Villages at Beacon Lakes is a joint venture with AMB Property Corporation.

     - On November 20, 2006, Flagler announced a build-to-suit transaction to develop Office Depot's new 624,000 square foot global headquarters. The headquarters complex will be on 29 acres within the 55-acre Flagler/TIAA joint venture site in Boca Raton, Florida. This transaction was the nation's largest build-to-suit lease in 2006. Occupancy is projected for the fourth quarter of 2008.

     - On December 19, 2006, Flagler and AMB Property Corporation announced plans to develop a 100,000 square foot build-to-suit for sale building within the Beacon Lakes business park for Commercebank N.A., one of the largest privately-held banks in South Florida. Completion is expected in late 2007.

    Balance Sheet

     - The Company's available cash balance on December 31, 2006 was $5.1 million. Debt on December 31, 2006 was $334.2 million, composed primarily of non-recourse, fixed-rate real estate mortgages.

     - During the fourth quarter 2006, the Company made capital investments of approximately $41 million, including $15 million at the Railway, and $26 million at Flagler.

     - On November 16, 2006, the Company declared a quarterly cash dividend of $0.07 per share.

    2007 Outlook

    Railway Outlook

    The Company's expectations for the Railway's full-year 2007 operating results assume continued weakness in residential housing construction and domestic vehicle shipments during the first half of 2007, with modest recovery in the second half of the year.

     - Revenue is expected to range between $265 - $280 million; flat to an increase of 6% over 2006

     - Operating profit is expected to range between $72 - $76 million; a decrease of 2% to an increase of 4% over 2006 excluding hurricane recoveries, net of expenses, of $5.3 million in 2006

     - Capital expenditures, before the purchase of any strategic land parcels, is expected to range between $42 - $47 million

    Lake Belt Ruling

    As previously announced, in March 2006 a federal judge for the Southern District of Florida ruled that several mining permits for aggregate quarries were not adequately evaluated by the United States Army Corps of Engineers. The court conducted hearings to consider whether to issue any interim orders pending additional evaluation by the Corps of Engineers. The hearings were completed in the fourth quarter of 2006 and briefs have been filed. It is unknown when a ruling regarding current mining activities will be issued and if one is issued, what the scope of it would be and what the impact on our Railway's business would be. The outlook provided above does not include the impact, if any, of an interruption or suspension of aggregate mining that may be mandated if such an order were issued.

    Flagler Outlook

    The Company's expectations for Flagler's full-year 2007 operating results assume continued strength in the national and Florida commercial and industrial real estate rental markets.

     - Realty rental revenues are expected to range between $105 - $115 million; an increase of 8 - 18% over 2006

     - Realty rental operating profit before depreciation and amortization expense is expected to range between $65 - $69 million; an increase of 7
       - 14% over 2006 excluding hurricane recoveries, net of expenses of $1.8 million in 2006

     - Realty rental operating profit is expected to range between $32 - $35 million

     - Capital investment (which includes investments in joint ventures), before any land acquisitions, is expected to range between $90 - $115 million

    Reported results are preliminary and not final until the filing of our form 10-K with the SEC, and therefore remain subject to adjustment.

    A copy of the Company's 2006 year end Supplemental Real Estate Information Package will be available before the Company's fourth quarter conference call in the Investor Relations' section of our website at http://www.feci.com.

    About Florida East Coast Industries, Inc.

    Florida East Coast Industries, Inc., headquartered in Coral Gables, FL, conducts operations through two distinct businesses, Flagler Development Group (Flagler), its commercial real estate arm, and Florida East Coast Railway, L.L.C. (FECR). Flagler owns, develops, leases and holds in joint ventures, approximately 8.6 million square feet of Class-A office and industrial space, as well as an additional 1,851,888 square feet under construction. Flagler space consists of Class-A office and industrial properties, primarily in Jacksonville, Orlando, Ft. Lauderdale and Miami. In addition, Flagler provides construction, consulting, third party brokerage and property management (approximately 10.5 million square feet) services and owns and holds in joint ventures 853 acres of entitled land in Florida, which is available for development of up to an additional 16.1 million square feet of office, industrial and retail space and Flagler owns approximately 3,089 acres of other Florida properties. FECR is a regional freight railroad that operates 351 miles of mainline track from Jacksonville to Miami and provides intermodal drayage services at terminals located in Atlanta, Jacksonville, Ft. Pierce, Ft. Lauderdale and Miami. For more information, visit the Company's Web site at http://www.feci.com.

    Florida East Coast Industries, Inc. will hold a conference call to discuss fourth quarter 2006 results this morning, Thursday, February 15, 2007, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). This call and accompanying slide presentation will be webcast live by CCBN and can be accessed at the Company's website, www.feci.com, with an archived version of the webcast available approximately two hours after completion of the call. The dial-in numbers for the call are (888) 560-8501 or (210) 234-0000, and entering passcode 021407. A replay of the call will be available approximately one hour after completion of the call through March 1, 2007 by dialing (800) 262- 4966 or (402) 220-9709.

    This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include the Company's present expectations or beliefs concerning future events. These statements may be identified by the use of words like "plan," "expect," "aim," "believe," "project," "anticipate," "intend," "estimate," "may," "will," "should," "could," and other expressions that indicate future events and trends. Such forward-looking statements may include, without limitation, statements that the Company does not expect that lawsuits, environmental costs, commitments, including future contractual obligations, contingent liabilities, financing availability, labor negotiations or other matters will have a material adverse effect on its consolidated financial condition. Also, forward-looking statements may include statements concerning future capital needs and sources of such capital funding, statements concerning future intentions with respect to the payment of dividends, execution of a share repurchase program, and other potential capital distributions, number of shares to be repurchased, availability of cash to fund the stock repurchase, ability to reinvest (tax-deferred) sales proceeds into qualifying Section 1031 properties, future level of traffic volumes, future growth potential of the Company's lines of business, performance of the Company's product offerings, intention to entitle and develop real estate, ability to complete planned acquisitions, ability of each party to an announced transaction to satisfy the closing conditions in the agreement, expected completion dates, issuance of contingent consideration, completion of existing and future projects, statements regarding accessibility, visibility, expansion opportunities, ability to complete transactions within specified time frame; failure or inability of third parties to fulfill their commitments or to perform their obligations under agreements; costs and availability of land and construction materials; the intentions to close the construction and demolition debris (C&D) facility at Beacon Countyline at the current estimated cost, the resolution of litigation involving mining in South Florida and other similar expressions concerning matters that are not historical facts, and projections relating to the Company's financial results. The Company cautions that such forward-looking statements are necessarily based on certain assumptions, which are subject to risks and uncertainties that could cause actual results to materially differ from those contained in these forward-looking statements. Important factors that could cause such differences include, but are not limited to, the changing general economic conditions and the residential real estate market in the state of Florida as well as the southeast US and the Caribbean as they relate to economically sensitive products in freight service and building rental activities; ability to manage through economic recessions or downturns in customers' business cycles; ability to pass through fuel surcharges to customers; a slow down in construction activities in Florida, including the residential market; the impact of interim or final orders related to mining activities in South Florida issued by courts or regulatory agencies including the United States District Court and the US Army Corps of Engineers on the Company's rail volumes; industry competition; consolidation within industries of the Company's customers; ongoing challenges in the US domestic auto makers ability to be competitive; possible future changes in the Company's structure, lines of business, business and investment strategies, and related implementation; legislative or regulatory changes; technological changes; volatility of fuel prices (including volatility caused by military actions); the Railway's ability to purchase low sulfur diesel fuel; changes in levels of preventive and capital maintenance, asset replacement and depreciation rates resulting from assumptions in the Railway right-of-way and equipment life studies; changes in the ability of the Company to complete its financing plans, changes in interest rates, the settlement of future contractual obligations as estimated in time and amount (customary to the Company's historical cost structure) including labor negotiations and recoveries from damage claims in a satisfactory way; changes in insurance markets, including availability of windstorm coverage, increases in insurance premiums and deductibles; the availability and costs of attracting and retaining qualified independent third party contractors; timing and amount of issuance of contingent consideration; liability for environmental remediation and changes in environmental laws and regulations; the ultimate outcome of environmental investigations or proceedings and other types of claims and litigation, natural events such as weather conditions, hurricanes, floods, earthquakes and forest fires; discretionary government decisions affecting the use of land and delays resulting from weather conditions and other natural occurrences, like hurricanes, that may affect construction or cause damage to assets; the ability of buyers to terminate contracts to purchase real estate from the Company prior to the expiration of inspection periods; failure or inability of third parties to fulfill their commitments or to perform their obligations under agreements; failure of one or all parties to meet requirements, terms and conditions for closing; ability to complete transactions within a specified time frame; costs and availability of land and construction materials; buyers' inability or unwillingness to close transactions, particularly where buyers only forfeit deposits upon failure to close; the ability of the Company to close the Beacon Countyline C&D facility at the current estimated costs; the ability to accomplish certain zoning changes or other land use changes by the Company or others; the Company's future taxable income and other factors that may affect the availability and timing of utilization of the Company's deferred tax assets; uncertainties, changes or litigation related to tax laws, regulations; and other risks inherent in the real estate and other businesses of the Company. Further information on these and other risk factors is included in the Company's filings with the Securities and Exchange Commission, including the Company's most recently filed Forms 10-K and 10-Q. The Company assumes no obligation to update the information contained in this news release, which speaks only as of its date.

                       FLORIDA EAST COAST INDUSTRIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                (dollars in thousands, except per share amounts)
                                   (unaudited)

                                                   Three Months                     Year Ended
                                                 Ended December 31                  December 31
                                           -----------------------------   -----------------------------
                                               2006            2005            2006            2005
                                           -------------   -------------   -------------   -------------
Operating revenues:
  Railway operations                       $      63,617   $      62,534   $     264,093   $     237,870

Realty rental and services                        42,872          23,509         144,594          90,495
Flagler CAM recoveries
 associated with hurricane
 costs                                                25             343             337             343
    Total realty rental and
     services                                     42,897          23,852         144,931          90,838

  Realty sales                                     1,813          23,377          49,223          33,638
Total revenues (segment)                         108,327         109,763         458,247         362,346
  Intersegment revenues                              (45)              -             (45)              -
Total revenues (consolidated)                    108,282         109,763         458,202         362,346

Operating expenses:
  Railway operations                              46,214          44,573         190,946         172,152
  Hurricane costs (recoveries)
   (net)                                               5           1,686          (5,324)          1,989
   Total railway operations                       46,219          46,259         185,622         174,141

  Realty rental and services                      40,972          19,522         134,223          74,025
  Hurricane costs (recoveries)
   (net)                                             157             963          (1,484)          1,243
   Total realty rental
    and services                                  41,129          20,485         132,739          75,268

  Realty sales                                       774           6,139          33,186           8,286
  Corporate general &
   administrative                                  4,770           3,283          16,259          22,388
Total expenses (segment)                          92,892          76,166         367,806         280,083
  Intersegment expenses                              (45)              -             (45)              -
Total expenses                                    92,847          76,166         367,761         280,083

Operating profit                                  15,435          33,597          90,441          82,263

Minority interest                                     43               -              81               -
Loss from investment in
 unconsolidated joint ventures                      (979)              -            (970)              -
Interest income                                      301             542           1,565           1,659
Interest expense                                  (5,061)         (5,284)        (20,378)        (20,105)
Gain on sale of asset                              4,787               -           4,787               -
Other income                                       3,203           2,923          11,478          14,555
                                                   2,294          (1,819)         (3,437)         (3,891)

Income before income taxes                        17,729          31,778          87,004          78,372
Provision for income taxes                        (3,689)        (11,612)        (29,598)        (29,006)

Income from continuing
 operations                                       14,040          20,166          57,406          49,366
Discontinued Operations
Gain on disposition of
 discontinued operations
 (net of taxes)                                        -               -           5,713               -

Net income                                 $      14,040   $      20,166   $      63,119   $      49,366

Earnings Per Share
Income from continuing
 operations - basic                        $        0.40   $        0.62   $        1.67   $        1.53
Income from continuing
 operations - diluted                      $        0.40   $        0.61   $        1.66   $        1.52
Gain on disposition of
 discontinued operations -
 basic & diluted                                       -               -   $        0.17               -
Net income - basic                         $        0.40   $        0.62   $        1.84   $        1.53
Net income - diluted                                0.40            0.61   $        1.83   $        1.52

Average shares
 outstanding - basic                          35,076,818      32,611,165      34,380,070      32,280,614
Average shares
 outstanding - diluted                        35,223,272      32,797,695      34,532,570      32,583,528

(Prior year's results have been reclassified to conform to current year's presentation, including discontinued operations.)

                         INFORMATION BY INDUSTRY SEGMENT
                             (dollars in thousands)
                                   (unaudited)

                                                   Three Months                     Year Ended
                                                   Ended Dec. 31                      Dec. 31
                                           -----------------------------   -----------------------------
                                               2006            2005            2006            2005
                                           -------------   -------------   -------------   -------------
Operating Revenues
Railway operations:
Total Railway                              $      63,617   $      62,534   $     264,093   $     237,870

Flagler:
  Realty rental revenues                          25,817          22,344          97,091          85,508
  CAM recoveries associated with
   hurricane costs                                    25             343             337             343
Total realty rental revenues                      25,842          22,687          97,428          85,851
  Realty services revenues                        16,036             200          43,146             704
  Land use revenues                                  177             132             667             795
Total Flagler realty rental
 and services revenues                            42,055          23,019         141,241          87,350

  Flagler realty sales                                 -          22,040          42,618          24,820

  Railway realty rental revenues                     842             833           3,690           3,488
  Railway realty sales                             1,813           1,337           6,605           8,818
Total realty                                      44,710          47,229         194,154         124,476
Total Revenues (segment)                         108,327         109,763         458,247         362,346
  Intersegment revenues                              (45)              -             (45)              -
Total Revenues (consolidated)                    108,282         109,763         458,202         362,346
Operating Expenses
Railway operations:
  Railway operations                              46,214          44,573         190,946         172,152
  Hurricane recoveries,
   net of expenses                                     5           1,686          (5,324)          1,989
Total Railway                                     46,219          46,259         185,622         174,141
Flagler:
  Realty rental expenses                          18,064          15,013          66,496          57,238
  Hurricane recoveries,
   net of expenses                                   157             908          (1,466)            959
Total realty rental expenses                      18,221          15,921          65,030          58,197

  Realty services expenses                        14,279             164          39,320             481
  Land & overhead expenses                         8,315           3,867          26,951          14,413
Total Flagler realty rental and
 services expenses                                40,815          19,952         131,301          73,091

  Flagler realty sales                                 -           6,139          31,126           7,022

  Railway realty rental expenses                     314             478           1,456           1,893
  Hurricane costs                                      -              55             (18)            284
Total Railway realty rental
 expenses                                            314             533           1,438           2,177
  Railway realty sales                               774               -           2,060           1,264
Total realty                                      41,903          26,624         165,925          83,554
  Corporate general
   & administrative                                4,770           3,283          16,259          22,388
Total Expenses (segment)                          92,892          76,166         367,806         280,083
  Intersegment expenses                              (45)              -             (45)              -
Total Expenses (consolidated)                     92,847          76,166         367,761         280,083
Operating Profit (Loss)
Railway operations                                17,398          16,275          78,471          63,729
Realty                                             2,807          20,605          28,229          40,922
Corporate general & administrative                (4,770)         (3,283)        (16,259)        (22,388)
Segment & consolidated
 operating profit                                 15,435          33,597          90,441          82,263

Minority interest                                     43               -              81               -
Loss from investment in
 unconsolidated joint ventures                      (979)              -            (970)              -
Interest income                                      301             542           1,565           1,659
Interest expense                                  (5,061)         (5,284)        (20,378)        (20,105)
Gain on sale of assets                             4,787               -           4,787               -
Other income                                       3,203           2,923          11,478          14,555
                                                   2,294          (1,819)         (3,437)         (3,891)

Income before income taxes                 $      17,729   $      31,778   $      87,004   $      78,372

(Prior year's results have been reclassified to conform to current year's presentation.)

                       FLORIDA EAST COAST INDUSTRIES, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                             (dollars in thousands)

                                                     December 31    December 31
                                                         2006           2005
                                                     ------------   ------------
                                                     (unaudited)
Assets
Cash and equivalents                                 $      5,096   $     75,990
Restricted Cash                                               424              -
Other current assets                                       73,520         61,834
Properties, less accumulated depreciation               1,179,641        955,395
Other assets and deferred charges                         136,145         44,525
Total Assets                                            1,394,826      1,137,744

Liabilities and Shareholders' Equity

Short-term debt                                             5,519          5,198
Other current liabilities                                 100,632         62,934
Deferred income taxes                                     205,365        187,241
Long-term debt                                            328,638        332,760
Other liabilities                                          35,865         11,449
Minority interest in joint ventures                         5,571              -
Shareholders' equity                                      713,236        538,162
  Total liabilities and shareholders' equity         $  1,394,826   $  1,137,744

(Prior year's amounts have been reclassified to conform to current year's presentation)

                       FLORIDA EAST COAST INDUSTRIES, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)
                                   (unaudited)

                                                             Year Ended
                                                             December 31
                                                    ---------------------------
                                                         2006          2005
                                                    ------------   ------------
Cash Flows from Operating Activities
  Net income                                        $     63,119   $     49,366
  Adjustments to reconcile net income to cash
   generated by operating activities                      45,321         52,725
  Changes in operating assets and liabilities              5,080        (17,197)
  Net cash generated by operating activities             113,520         84,894

Cash Flows from Investing Activities
  Purchase of properties and equipment                  (152,905)      (174,752)
  Acquisition of Codina Group, Inc. and related
   interests, net of cash acquired                       (65,844)             -
  Investment in unconsolidated joint ventures,
   net of distributions                                  (11,563)             -
  Decrease in restricted cash                              1,382              -
  Proceeds from hurricane related
   insurance settlement                                    3,343              -
  Proceeds from disposition of assets, including
   those discontinued                                     71,271         35,202
  Net cash used in investing activities                 (154,316)      (139,550)

Cash Flows from Financing Activities
  Borrowings from long term debt                             389              -
  Payments of mortgage debt                               (5,199)        (4,896)
  Payments of acquired debt                              (30,117)             -
  Payment of dividends                                    (9,489)        (7,518)
  Other                                                   14,318         16,894
  Net cash (used in)/provided by
   financing activities                                  (30,098)         4,480

Net Decrease in Cash and Cash Equivalents                (70,894)       (50,176)
Cash and Cash Equivalents at Beginning of Period          75,990        126,166
Cash and Cash Equivalents at End of Period          $      5,096   $     75,990

(Prior year's results have been reclassified to conform to current year's presentation)

                            RAILWAY OPERATING RESULTS
                             (dollars in thousands)
                                   (unaudited)

                                      Three Months                   Year
                                    Ended December 31         Ended December 31
                                 -----------------------   -----------------------
                                    2006         2005         2006         2005
                                 ----------   ----------   ----------   ----------
Operating revenues               $   63,617   $   62,534   $  264,093   $  237,870
Operating expenses                   46,219       46,259      185,622      174,141

Operating profit                 $   17,398   $   16,275   $   78,471   $   63,729

Operating ratio                        72.7%        74.0%        70.3%        73.2%

Railway segment's
 operating profit
 before depreciation                 23,113       21,808      100,901       85,549
Total FECR legal
 entity EBITDA                       32,988       26,691      124,825      110,206

                                     TRAFFIC
                         Three Months Ended December 31
                        (dollars and units in thousands)
                                   (unaudited)

                                        2006        2005      Percent       2006        2005      Percent
Commodity                              Units       Units      Variance    Revenues    Revenues    Variance
----------------------------------   ---------   ---------   ---------   ---------   ---------   ---------
Rail Carloads
  Crushed stone (aggregate)               31.6        32.5        (2.8)  $  16,525   $  16,694        (1.0)
  Construction materials                   1.5         1.7       (11.8)      1,191       1,308        (8.9)
  Vehicles                                 5.5         6.6       (16.7)      5,130       5,425        (5.4)
  Foodstuffs & kindred                     3.5         3.4         2.9       3,439       3,092        11.2
  Chemicals & distillants                  0.9         0.8        12.5       1,253       1,053        19.0
  Paper & lumber                           1.5         2.0       (25.0)      1,644       2,199       (25.2)
  Other                                    3.0         3.7       (18.9)      2,649       2,769        (4.3)
  Total carload                           47.5        50.7        (6.3)     31,831      32,540        (2.2)
Intermodal                                80.7        78.1         3.3      30,248      27,742         9.0
  Total freight
   units/revenues                        128.2       128.8        (0.5)     62,079      60,282         3.0
Ancillary revenue                            -           -           -       1,538       2,252       (31.7)
Railway segment revenues                     -           -           -   $  63,617   $  62,534         1.7

                                     TRAFFIC
                             Years Ended December 31
                        (dollars and units in thousands)
                                   (unaudited)

                                        2006        2005      Percent       2006        2005      Percent
Commodity                              Units       Units      Variance    Revenues    Revenues    Variance
----------------------------------   ---------   ---------   ---------   ---------   ---------   ---------
  Rail carloads
  Crushed stone (aggregate)              145.1       140.3         3.4   $  76,468   $  69,897         9.4
  Construction materials                   7.2         7.2           -       5,766       5,333         8.1
  Vehicles                                22.2        23.5        (5.5)     20,059      19,025         5.4
  Foodstuffs & kindred                    13.4        13.7        (2.2)     12,611      11,972         5.3
  Chemicals & distillants                  3.4         3.5        (2.9)      4,988       4,489        11.1
  Paper & lumber                           7.0         7.4        (5.4)      8,050       8,092        (0.5)
  Other                                   14.0        15.0        (6.7)     11,422      10,486         8.9
  Total carload                          212.3       210.6         0.8     139,364     129,294         7.8
Intermodal                               322.2       309.3         4.2     118,584     103,008        15.1
  Total freight
   units/revenues                        534.5       519.9         2.8     257,948     232,302        11.0
Ancillary revenue                            -           -           -       6,145       5,568        10.4
Railway segment revenue                      -           -           -   $ 264,093   $ 237,870        11.0

                             REALTY SEGMENT REVENUES
                                   (unaudited)

                                                      Three Months     Three Months
                                                      Ended Dec. 31    Ended Dec. 31
(dollars in thousands)                                     2006             2005
--------------------------------------------------   --------------   --------------
Rental revenues - Flagler                            $       20,943   $       18,487
Rental income - straight-line rent adjustments                  838            1,418
Operating expense recoveries                                  3,988            2,392
Operating expense recoveries - hurricane related                 25              343
Rental revenues - undeveloped land                                7                7
Other rental revenues                                            41               40
  Total rental revenues - Flagler Properties                 25,842           22,687

Construction revenues                                         8,935                -
Brokerage revenues                                            4,687              200
Property management                                           1,697                -
Development & other services                                    717                -
Total realty services revenues                               16,036              200
Land use revenues                                               177              132
  Total rental and services revenues -
   Flagler Properties                                        42,055           23,019

Rental revenues - Railway                                       842              833
  Total rental and services revenues                         42,897           23,852

Building and land sales - Flagler                                 -           22,040
Building and land sales - Railway                             1,813            1,337
  Total building and land sales revenues                      1,813           23,377
Total realty segment revenues                        $       44,710   $       47,229

(Prior year's results have been reclassified to conform to current year's presentation.)

                             REALTY SEGMENT EXPENSES
                                   (unaudited)

                                                      Three Months     Three Months
                                                      Ended Dec. 31    Ended Dec. 31
(dollars in thousands)                                     2006             2005
--------------------------------------------------   --------------   --------------
Real estate taxes - developed                        $        2,705   $        2,159
Repairs & maintenance - recoverable                             958              714
Recoverable Expenses - hurricane related                         58              691
Services, utilities, management costs                         6,200            4,242
  Total expenses subject to recovery -
    Flagler properties                                        9,921            7,806

Real estate taxes - Flagler undeveloped land                      -               94
Repairs & maintenance - non-recoverable                         141              231
Non-recoverable expenses - hurricane related                     99              217
Depreciation & amortization                                   7,983            7,546
SG&A - non-recoverable - Flagler                                 77               27
  Total - non-recoverable expenses -
   Flagler properties                                         8,300            8,115
  Gain on involuntary conversion of assets,
   hurricane related                                              -                -
Total rental expenses - Flagler properties                   18,221           15,921

Construction expenses                                         9,027                -
Brokerage expenses                                            3,263              164
Property management                                           1,062                -
Development & other services                                    927                -
Total realty services expenses                               14,279              164
Land use expenses                                             8,315            3,867
Total rental and services expenses -
 Flagler properties                                          40,815           19,952

Real estate taxes - Railway                                      21              117
Depreciation & amortization - Railway                            33               37
Non-recoverable expenses - hurricane related                      -               55
SG&A - non-recoverable - Railway                                260              324
  Total rental expenses - Railway                               314              533
Total rental & services expenses                             41,129           20,485

Realty sales expenses - Flagler properties                        -            6,139
Realty sales expenses - Railway                                 774                -
  Total realty sales expenses                                   774            6,139
Total operating expenses                             $       41,903   $       26,624

(Prior year's results have been reclassified to conform to current year's presentation.)

                         FLAGLER REAL ESTATE STATISTICS

                                                         Three Months
                                                       Ended December 31
                                                     ---------------------
                                                       2006         2005
                                                     ---------   ---------
Property types
Office (sq. ft. in 000's)                                3,475       3,112
Industrial (sq. ft. in 000's)                            4,383       4,237
Retail (sq. ft. in 000's)                                   43          43

100%-owned properties *
Rentable square feet (in 000's)                          7,901       7,392
Occupied square feet (in 000's)                          7,613       7,033
Number of buildings owned                                   68          64
Ending occupancy rate                                       96%         95%

Buildings held in Partnership *
Rentable SF (in 000's)                                     206           -
Occupied SF (in 000's)                                     206           -
Number of Buildings Owned                                    1           -
Occupancy Rate                                             100%          0%

Same store statistics
Same store square footage (in 000's)                     6,602       6,602
Same store occupancy (sq. ft. in 000's)                  6,329       6,287
Same store buildings                                        60          60
Same store revenues (in 000's)                       $  19,980   $  19,301
Ending same store occupancy rate                            96%         95%

Properties in pipeline **
Number of projects                                          27          14
Lease-up (sq. ft. in 000's)                                485         674
In construction (sq. ft. in 000's)                       1,852         119
Predevelopment (sq. ft. in 000's)                        1,918       1,133
Total                                                    4,255       1,926

Entitlements pipeline ***
Acres                                                      853         643
Total square feet (in 000's)                            16,105      10,060
Office (sq. ft. in 000's)                                7,992       7,282
Industrial (sq. ft. in 000's)                            7,296       2,186
Commercial (sq. ft. in 000's)                              817         592
Multi-family (in units)                                    980         500
Hotel Rooms                                                253         380

*   Excludes properties in the lease-up and construction phases.
**  Includes buildings held in joint ventures.
*** Includes land currently on the market or under contract to be sold, as well as property held in joint ventures.

                   RECONCILIATION OF NON-GAAP TO GAAP MEASURES
                             (dollars in thousands)
                                   (unaudited)

                                              Three Months                  Years
                                              Ended Dec. 31              Ended Dec. 31
                                         -----------------------   -----------------------
                                            2006         2005         2006         2005
                                         ----------   ----------   ----------   ----------
Railway segment's operating profit*      $   17,398   $   16,275   $   78,471   $   63,729
Railway segment's depreciation
 expense                                      5,715        5,533       22,430       21,820
Railway segment's operating profit
 before depreciation                         23,113       21,808      100,901       85,549

Total FECR legal entity net income           21,523       14,205       71,718       57,640
Depreciation expense - legal entity           5,787        5,608       22,668       22,054
Interest income                              (2,137)      (1,101)      (7,364)      (3,338)
Income tax expense                            7,815        7,979       37,803       33,850
Total FECR legal entity EBITDA           $   32,988   $   26,691   $  124,825   $  110,206

* Includes $3.7 million in the full year 2006 related to utility service interruption insurance settlement related to Hurricane Wilma.

                                                                                 (in millions)
                                      Three Months               Years              Outlook
                                     Ended Dec. 31          Ended Dec. 31          Full Year
                                 ---------------------   ---------------------   -------------
                                   2006        2005        2006        2005            2007
                                 ---------   ---------   ---------   ---------   -------------
Realty rental revenues           $  25,842   $  22,687   $  97,428   $  85,851   $     105-115
Realty rental expenses              18,221      15,921      65,030      58,197
Realty rental operating
 profit                              7,621       6,766      32,398      27,654   $       32-35
Realty rental
 depreciation and
 amortization expense                7,983       7,546      30,148      27,943   $       33-34
Realty rental operating
 profit before
 depreciation and
 amortization                    $  15,604   $  14,312   $  62,546   $  55,597   $       65-69

The Company reports certain non-GAAP measures for the Company's railway business and a portion of its real estate business. The Company believes these measures to be performance measures that investors commonly use to value the relevant businesses and to evaluate their ongoing performance. The Company operates in two distinctly different lines of business, railway and realty, which many investors value and evaluate separately, using metrics similar to the non-GAAP financial measures provided by the Company. The Company also uses some of these measures internally as part of its incentive compensation plans for management employees.

(Prior year's results have reclassified to conform to current year's presentation.)

SOURCE  Florida East Coast Industries, Inc.
    -0-                             02/15/2007
    /CONTACT: Bradley D. Lehan, Vice President-Treasurer of Florida East Coast Industries, Inc., +1-904-996-2817/
    /Web site:  http://www.feci.com /
    (FLA)